Exhibit 2

EXECUTION VERSION

Warrant No. 10002

COMMON STOCK PURCHASE WARRANT

To Purchase 1,000,000 Shares of Common Stock of

EMPIRE RESORTS, INC.

THE WARRANTS AND THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE OR OTHER SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON RECEIPT BY THE COMPANY AN OPINION OF COUNSEL THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, JOSEPH E. BERNSTEIN and each transferee of this Warrant (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on May 10, 2015 (the “Termination Date”) but not thereafter, to subscribe for and purchase from EMPIRE RESORTS, INC., a Delaware corporation (the “Company”), up to one million (1,000,000) shares (the “Warrant Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”).  The purchase price of one (1) share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(c).

Section 1.                            Exercise.

(a)           Exercise of Warrant.  The Holder shall have the right at any time or from time to time on or after the Initial Exercise Date and on or before the Termination Date to exercise all or any part of this Warrant by (i) delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) together with this Warrant; and (ii) within ten (10) Business Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer of immediately available funds or cashier’s check drawn on a United States bank.  In the event this Warrant is exercised in part, the Company shall issue a new Warrant, which shall be dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.  The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice.  In the event of any dispute or discrepancy with respect to whether this warrant has been exercised, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Company acknowledges and agrees that it may not raise any defense, setoff or counterclaim regarding the exercise of this Warrant or the transfer of this Warrant in accordance with its terms other than with respect to a failure to pay the exercise price.  Notwithstanding anything to the contrary in this Warrant, in the event that (i) the Company reasonably determines, in its sole discretion, that it is required to withhold income tax or employment tax upon the exercise of this Warrant and (ii) the Company notifies the Holder in writing that the Company is required to withhold income or employment tax within two (2) Business Days from the receipt by the Company of the Notice of Exercise Form, then the Holder shall pay such withholding tax to the Company in cash along with the Exercise Price (in which case this Warrant shall be considered properly exercised).

(b)           Expiration of Warrant.  This Warrant shall expire and cease to be of any force or effect on the Termination Date.

(c)           Exercise Price.  The exercise price at which one (1) Warrant Share shall be purchasable upon exercise of this Warrant shall be $2.00 (the “Exercise Price”).

(d)           Mechanics of Exercise.

i.           Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii.           Delivery of Certificates Upon Exercise.  The Company shall be required to deliver certificates for the Warrant Shares subject to the exercise of this Warrant, which shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) Business Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above.  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares which are subject to an exercise of this Warrant shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record thereof for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 1(d)(iv) prior to the issuance of such shares, have been paid.

iii.           No Fractional Shares or Scrip.  No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the VWAP on the date of exercise or round up to the next whole share.  “VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal stock exchange on which the Common Stock is then traded or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) or if the Common Stock is not traded or quoted, as determined by the Board of Directors in good faith.

iv.           Charges, Taxes and Expenses.  Certificates representing the shares of Common Stock to be issued upon the partial or complete exercise of this Warrant shall be made without charge to the Holder, and the Company shall bear the cost of any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that this Warrant or the certificates representing the shares of Common Stock which are issued upon the partial or complete exercise of this Warrant are to be re-issued in a name other than the name of the Holder, the Company may require, as a condition to such re-issuance, the payment of a sum sufficient to reimburse it for any issue or transfer tax incidental thereto, and the Company shall have first received the original Warrant or stock certificates which are to be re-issued, along with duly prepared, executed and certified assignment documentation acceptable to the Company.  Prior to re-issuing this Warrant in a name other than the Holder, the Company shall have also first received a completed and duly executed Assignment Form in the form attached hereto.

Section 2.                            Certain Adjustments.

(a)           Stock Dividends and Splits.  If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.  In the event a decrease in the Exercise Price reduces the Exercise Price below the par value of the Common Stock, the Company shall use its best efforts to reduce the par value to an amount less than the Exercise Price as adjusted.

(b)           Reclassifications; Reorganizations.  In case of any reclassification, capital reorganization, or change of the outstanding shares of Common Stock (other than as a result of a subdivision, combination or in kind dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation or other business organization of the property of the Company as an entirety or substantially as an entirety, at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right prior to the expiration of this Warrant to purchase, at a total price not to exceed the price payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares issuable on the unexercised portion of the Warrant which might have been purchased by the holder of this Warrant immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions (including without limitation, provisions for the adjustment of the number of Warrant Shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property thereafter deliverable upon exercise hereof.

Section 3.                            Transfer of Warrant.

(a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(c) below, this Warrant and all rights hereunder may be transferred, in whole or in part.  Any such transfer shall occur upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned in accordance with the terms and conditions set forth in this Warrant, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)           New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)            Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may (except in case of a transfer of this Warrant to an Affiliate or a gift or contribution for no consideration to a Family Member) require, as a condition of allowing such transfer that the Holder or transferee of this Warrant, as the case may be, either (i) furnish to the Company’s transfer agent, a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which opinion shall be at the expense of Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws or (ii) execute and deliver to the Company an investment letter in form and substance acceptable to the Company.  For purposes hereof, “Affiliate” means with respect to a Holder any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Holder and “Family Member” means with respect to a Holder (i) any lineal descendent or sibling of such Holder, (ii) any spouse (or significant other) of such Holder or of a lineal descendent or sibling of such Holder, (iii) any entity a majority of which is owned by any of the persons listed in (i) or (ii) above and (iv) any trust for the benefit of the Holder or any of the persons listed in (i) or (ii) above.

(d)           Trading Market.  Promptly after the date on which any holding period applicable to this Warrant under Rule 144 has expired, the Company shall use commercially reasonable efforts (i) to issue upon request of the transfer agent an opinion stating that the restrictive legend may be removed from the Warrant and that the Warrant is freely tradable subject to customary assumptions; and (ii) to cooperate with market makers (including timely delivery of requested information) in connection with filing of a Rule 15c2-11 Exemption Request Form and to otherwise to make the Warrant eligible for quotation on the OTC Bulletin Board.

Section 4.                            Registration, etc.

(a)           Subject to receipt of necessary information in writing from the Holder that may be requested by the Company, as soon as reasonably practicable, but in no event later than thirty (30) days following the Initial Exercise Date, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 (or such other form which is available to the Company) relating to the resale of the Warrant Shares by the Holder from time to time on The Nasdaq Stock Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately negotiated transactions.

(b)           In furtherance and not in limitation of any other provision of this Warrant, during any period of time in which the Company’s Common Stock is listed on The Nasdaq Stock Market or any other national securities exchange, the Company will, at its expense, simultaneously list on The Nasdaq Stock Market or such exchange, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing, all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on The Nasdaq Stock Market or any other national securities exchange, will so register and will maintain such listing of, any other securities if and at the time that any securities of like class or similar type shall be listed on The Nasdaq Stock Market or any other national securities exchange by the Company.

Section 5.                            Miscellaneous.

(a)           No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof in accordance with the terms and conditions set forth herein.

(b)           Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of: the loss, theft, destruction or mutilation of this Warrant or, following the complete or partial exercise of this Warrant, of any stock certificate for shares of Common Stock, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)           Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares Common Stock, a sufficient number thereof to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

(e)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

(f)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Company’s or the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company or a Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder or Company (as the case may be), the breaching party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the non-breaching party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(h)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(i)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant that become holders of this Warrant in compliance with the terms and conditions set forth herein.

(j)           Entire Agreement; Amendment.  This Warrant constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.  Except as expressly provided herein with respect to the ability of the Company to modify or amend this Warrant, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(k)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(l)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: May 11, 2010

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer

NOTICE OF EXERCISE

TO:           EMPIRE RESORTS INC.

Attention:  Chief Financial Officer

(1)           The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing the number of Warrant Shares being purchased hereby, in the name of the undersigned or in such other name as is specified below:

_______________________________

(4)           Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (together with the rules and regulations promulgated by the Securities and Exchange Commission thereunder, the “Securities Act”).

(5)           Investment Experience.  The undersigned has sufficient knowledge and experience in business, financial and investment matters so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

(6)           Company Information; No General Solicitation.  The undersigned had access to such information regarding the Company and its affairs as is necessary to enable it to evaluate the merits and risks of an investment in restricted securities of the Company and has had a reasonable opportunity to ask questions and receive answers and documents concerning the Company and its current and proposed operations, financial condition, business, business plans and prospects.  The undersigned has not been offered any of the Warrant Shares by any means of general solicitation or advertising.

(7)           Acquisition for Own Account.  The Warrant Shares being issued to and acquired by the undersigned are being acquired by it for its account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof.  The undersigned understands that it must bear the economic risk of such investment indefinitely, and hold the Warrant Shares indefinitely, unless a subsequent disposition of such shares is registered pursuant to the Securities Act, or an exemption from such registration is available.  The undersigned further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow it to dispose of or otherwise transfer any or all of the Warrant Shares being issued pursuant to this notice under the circumstances, in the amounts or at the times the undersigned might propose.

(8)           Restricted Securities.  The undersigned understands and acknowledges that none of the offer, issuance or sale of the Warrant Shares being issued pursuant to this notice has been registered under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act.  The undersigned understands and acknowledges that such shares of stock may be subject to additional restrictions on transfer under state and/or federal securities laws.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

		Dated:	______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.